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                                 Exhibit 23 (a)(2)

                             Form of Amendment to the
                         Agreement and Declaration of Trust

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                              FORM OF AMENDMENT TO THE
                         AGREEMENT AND DECLARATION OF TRUST
                                 CNI CHARTER FUNDS


     The name of the Trust is hereby amended to be CNI CHARTER FUNDS. In addition, the Agreement and Declaration of Trust is further amended as follows:

ARTICLE I, SECTION 1. is amended as follows:

     SECTION 1. NAME. This Trust shall be known as CNI CHARTER FUNDS, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

ARTICLE VIII, SECTION 9. is amended as follows:

     SECTION 9. USE OF THE IDENTIFYING WORDS "CNI CHARTER FUNDS" AND "CITY NATIONAL BANK". The identifying words "CNI Charter Funds," "City National Bank," and "CNI Charter" and all rights to the use of such identifying words belong to City National Bank, the Investment Manager of the Trust. City National Bank has licensed the Trust to use the identifying words "CNI Charter Funds" in the Trust's name and to use the identifying words "CNI Charter" in the name of any series of the Trust. In the event that City National Bank or an affiliate of City National Bank is not appointed or ceases to be the Investment Manager of the Trust, the non-exclusive license may be revoked by City National Bank, and the Trust and any series thereof shall respectively cease using the identifying words "CNI Charter Funds," "City National Bank," and "CNI Charter" unless otherwise consented to by City National Bank or any successor to City National Bank's interest.


                                   Effective April 26, 1999:

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